                                                                     EXHIBIT 1.1




                                                                  August 9, 1995



Equitable Securities Corporation
800 Nashville City Center
Nashville, Tennessee  37219-1743

                    Re:  Placement of Debt Securities
                         of National HealthCare L.P.

Dear Sirs:

         This letter confirms the agreement by and among National HealthCare L.P. (the "Company") and the 1818 Fund, L.P. and its affiliates (collectively, the "Covered Noteholder") to retain Equitable Securities Corporation (the "Placement Agent"), as the exclusive agent for the sale of up to $30,000,000 aggregate principal amount (the "Principal Amount") of the Company's 6.0% Senior Subordinated Convertible Debentures due 2000 (the "Debentures"), convertible into limited partnership units of the Company (the "Units"), held by the Covered Noteholder, to certain investors (collectively, the "Investors"). The Debentures are to be issued pursuant to an Indenture (the "Indenture") which will be entered into between the Company and First American National Bank, as Trustee (the "Trustee"). Copies of the Indenture, in substantially final form, will be delivered to the Placement Agent, as soon as practicable. The Debentures and the Units will be more fully described in the Registration Statement defined below.

         The Company and the Covered Noteholder each hereby confirms the above and the following agreements with the Placement Agent.

                 1.  Agreement to Act as Placement Agent.

                          (a)     On the basis of the representations,
warranties and agreements of the Company and of the Covered Noteholder herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the exclusive placement agent in connection with the sale, on a best efforts basis, by the Covered Noteholder of the Debentures to the Investors. The Covered Noteholder shall pay to the Placement Agent one and one-half percent of the proceeds received by the Covered Noteholder from the sale of the Debentures as set forth on the cover page of the Prospectus, as hereinafter defined. In no event will the Placement Agent commence sales efforts until requested to do so by the Covered Noteholder. The Placement Agent may, in its sole discretion, retain one or more sub-placement agents. Any fees and expenses incurred by any sub-placement agent shall be payable solely by the Placement Agent and neither the Company nor the Covered Noteholder shall have any liability therefor.

                 2. Delivery and Payment. On the Take-Down Date (as defined below), the Covered Noteholder, the Placement Agent and Citibank, N.A., as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto, pursuant to which an escrow account will be established, at the Covered Noteholder's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (defined below), (i) each of the Investors will deposit an amount equal to the Principal Amount purchased by it in the Escrow Account, and (ii) the Escrow Agent will notify the Covered Noteholder and the Placement Agent in writing whether the Investors have deposited funds in the amount equal to the total principal amount of Debentures being offered to Investors (the "Requisite Funds") into the Escrow Account. At such time on such date as may be agreed upon by the Covered Noteholder and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Covered Noteholder and, to the extent that the Placement Agent has earned commissions under Section 1 hereof, by the Placement Agent as provided in the Escrow Agreement and the Covered Noteholder shall deliver the Debentures to the Investors, which delivery may be made through the facilities of the Transfer Agent. The Closing (the "Closing") shall take place at the office of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004. All actions taken at the Closing shall be deemed to have occurred simultaneously.

         In the event that the Requisite Funds are not deposited into the Escrow Account prior to the Closing Date, the obligations of the parties hereto shall terminate in accordance with the provisions of Section 9 of this Agreement.

                 Certificates evidencing the Debentures shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Debentures, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

                 Reference herein to the "Closing Date" shall be deemed to refer to each Closing Date with respect to its related Take-

Down Date. The term "Take-Down Date" means the date on which confirmations relating to the sale of Debentures by the Covered Noteholder through the Placement Agent are first issued.

                 3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each of the Placement Agent and the Covered Noteholder, as of the date hereof (unless otherwise indicated below) and as of the Take-Down Date (defined below), that:

                          (a)     At the Take-Down Date (defined below), the
Company will have filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement on Form S-3 which shall have been declared effective, relating to up to $30,000,000 principal amount of the Debentures and the Units into which those Debentures may be converted (the "Conversion Units"). The Company will have filed, or will promptly file, with the Commission a supplement to the form of prospectus included in such registration statement specifically relating to the principal amount of the Debentures being sold by the Covered Noteholder to Investors, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act"). Such registration statement, as amended at the Take-Down Date (as defined below), will meet the requirements of Rule 415 under the Act. The Company meets the requirements for use of Form S-3 under the Act. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time it was declared effective by the Commission, including all exhibits, financial statements, schedules and documents incorporated by reference therein. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Debentures being sold by the Covered Noteholder to Investors, as filed with the Commission pursuant to such Rule 424. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the Take-Down Date or the date of the Prospectus, as the case may be, and any reference herein to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date and through the date of such amendment or supplement under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference. The "Effective Date" of the Registration Statement or any amendment to the Registration Statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was declared effective by the Commission. Copies of such Registration Statement and amendments and of the Prospectus shall be delivered to each of the Placement Agent and the Covered Noteholder, as soon as practicable. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Debentures other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

                          (b)     When the Registration Statement or any
amendment thereto is declared effective, at the Take-Down Date, and at the time any amendment to the Registration Statement filed through the Closing Date becomes effective (including the filing of any document incorporated by reference in the Registration Statement), the Registration Statement (i) will meet the requirements set forth in Rule 415(a)(i) under the Act and will comply in all material respects with said Rule, (ii) will contain all statements required to be stated therein in accordance with, and will comply in all material respects with the requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (iii) will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Placement Agent or by the Covered Noteholder expressly for use and used therein.

                          (c)     The Company and each of its direct and
indirect subsidiaries (the "Subsidiaries") is, and at each of the Take-Down Date and the Closing Date will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries has, and at each of the Take-Down Date and the Closing Date will have, full partnership or corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K") to be incorporated by reference into the Registration Statement and the Prospectus. The Company and each of the Subsidiaries is, and at each of the Take-Down Date and the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where such failure to qualify would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the 1994 10-K. Complete and correct copies of the Company's Amended and Restated Agreement of Limited Partnership and of any other organizational documents of the Company and the organizational documents of each of its subsidiaries and all amendments thereto have been made available (and will be delivered) to the Placement Agent to, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                          (d)     The outstanding Units of the Company have
been duly authorized and are fully paid and non-assessable. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K). The Conversion Units are duly authorized, and, when issued, will be fully paid and non-assessable. The description of the Company's Units contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K) is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K) and, except as relates to the Company's Employee Unit Purchase Plan, (i) the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Units or other securities of the Company, any shares of capital stock or partnership interests of any Subsidiary or any such warrants, convertible securities or obligations; and (ii) there are no restrictions on the transfer of Conversion Units.

                          (e)     As of the Take-Down Date, the Debentures will
be duly authorized, and when the Indenture has been duly executed and delivered by the Company and the Trustee, and the Debentures have been duly executed by the Company and authenticated by the Trustee, (i) the Debentures will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, (ii) the Debentures will be convertible into Units in accordance with the terms of the Indenture, and (iii) the Debentures will conform to the description thereof contained in the Prospectus.

                          (f)     As of the Take-Down Date, the Indenture has
been duly authorized and has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and when the Indenture has been duly executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms.

                          (g)     The consolidated financial statements and the
related notes and schedules included in the 1994 10-K and incorporated by reference into the Registration Statement and the Prospectus present fairly the financial condition of (i) the Company as of the date thereof and the consolidated results of operations, partners' capital and cash flows of the Company at the dates and for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. No other financial statements or schedules of the Company, its Subsidiaries or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen & Co. (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Rules and Regulations. The statements incorporated by reference into the Registration Statement from the 1994 10-K with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K), have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

                          (h)     The Company and its Subsidiaries maintain a
system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (i)     As of the date hereof and subsequent to the
respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus (or in the 1994 10-K), (i) there has not been and will not have been any change in the capitalization of the Company other than insignificant changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into will enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein.

                          (j)     Each of the Company and its Subsidiaries has
good and indefeasible title in fee simple to all real property and interests in real property owned by it, in each case free and clear of all liens, encumbrances and defects except such as will be described in the Registration Statement (or in the 1994 10-K) or such as do not adversely affect the value of such property or interests and do not interfere with the use made or proposed to be made of such property or interests by it; each of the Company and its Subsidiaries has obtained satisfactory confirmations, except as will be otherwise described in the Registration Statement, (A) that it has the foregoing title to such real property and interests in real property, and (B) that the instruments securing its real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no adverse effect on the value of such real properties and interests; and any real property and buildings held under lease by the Company or any of its Subsidiaries or leased by the Company or any of its Subsidiaries to a third party are held or leased by them under valid, binding and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K), with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by them or any third party.

                          (k)     The Company has no actual knowledge of (i)
the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials"), the existence of which is a material violation of any environmental law or regulation, on any of the properties owned by it or any of the Subsidiaries, or (ii) any spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties other than those having occurred or occurring in compliance with all applicable environmental laws except, with respect to (i) and (ii), as may otherwise be set forth in environmental reports (the "Reports") obtained by the Company or any of its Subsidiaries. With respect to the construction on or operation and use of the properties owned by the Company or any of its Subsidiaries, the Company represents that it has no actual knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, or relating to occupational safety and health, or pollution, or protection of health. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K), none of the Company or its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation liability for costs of investigating or remediating sites containing Hazardous Materials and/or damage to natural resources) which would be reasonably likely to have a materially adverse effect on the Company and its Subsidiaries taken as a whole.

                          (l)     Neither the Company nor any person
controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                          (m)     As of each date hereof and the Take-Down
Date, and except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K), there are no actions, suits or proceedings pending or threatened, to the Company's knowledge, against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding is reasonably expected to materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                          (n)     Each of the Company and its Subsidiaries has,
and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the 1994 10-K, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not, to the Company's best knowledge, be in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except where such violations or defaults would not have a material adverse effect on the Company and its subsidiaries taken as a whole and any such exceptions as are otherwise set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the 1994 10-K). To the best knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is in violation of any provision of its organizational or governing documents.

                          (o)     The Company has full power and authority to
enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The issuance, offering and sale of the Debentures pursuant to this Agreement, the issuance of the Conversion Units the compliance by the Company with the provisions of this Agreement, the Debentures and the Indenture and the consummation of the other transactions herein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the organizational and governing documents of the Company or any of its Subsidiaries, or (ii) any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound or affected, or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries except where such violation would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                          (p)     No statement, representation, warranty or
covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Placement Agent or to the Covered Noteholder was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                          (q)     Neither the Company nor any of its directors,
officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures.

                          (r)     No holder of securities of the Company has
rights to the registration of any securities of the Company as a result of the filing of the Registration Statement.

                          (s)     Neither the Company nor any of its
Subsidiaries is involved in any material labor dispute or, to the knowledge of the Company, is any such dispute threatened.

                          (t)     None of the Company, any of its Subsidiaries
or, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, in the 1994-K).

                          (u)  The Company and its Subsidiaries are insured by
insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and none of the Company or any of its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the Company or any of its Subsidiaries or their business, properties, prospects, condition (financial or otherwise) or results of operations.

                          (v)     The issuance of the Conversion Units, the
compliance by the Company with the other provisions of this Agreement, the Debentures and the Indenture and the consummation of the other transactions herein contemplated do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained under the Act or the Rules and Regulations, such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act.

                 4. Representations and Warranties of the Covered Noteholder The Covered Noteholder represents, warrants and covenants to the Placement Agent and the Company, as of the date hereof and as of the Take-Down Date, that:

                 (a) Such Covered Noteholder has full power and authority to enter into each of this Agreement and the Escrow Agreement. All authorizations and consents necessary for the execution of the transactions contemplated hereby have been obtained. Each of this Agreement and the Escrow Agreement has been duly authorized, executed and delivered by or on behalf of such Covered Noteholder and constitutes a valid and binding agreement of such Covered Noteholder and is enforceable against such Covered Noteholder in accordance with its terms.

                 (b) Such Covered Noteholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Debentures to be sold by such Covered Noteholder hereunder, free and clear of all security interests, pledges, liens, encumbrances, equities, charges and claims whatsoever, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Debentures to the Investors and to make the representations, warranties and agreements made by such Covered Noteholder herein. Upon the delivery of and payment for the Debentures hereunder, and assuming that no Investor has notice of an adverse claim, as defined in the Uniform Commercial Code of New York State, the Investors will receive good and marketable title thereto, free and clear of all security interests, pledges, liens, encumbrances, equities, charges and claims whatsoever.

                 (c) All information with respect to such Covered Noteholder furnished in writing by the Covered Noteholder to the Company for inclusion in, and contained in, the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) will comply with all applicable provisions of the Act and the Rules and Regulations, and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and will not contain any untrue statement of a material fact or omit to state a material fact regarding such Covered Noteholder required to be stated therein or necessary in order to make the statements therein regarding such Covered Noteholder not misleading.

                 (d) Any certificate signed by or on behalf of such Covered Noteholder and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such Covered Noteholder to the Placement Agent as to the matters covered thereby.

                 5. Agreements of the Company. The Company covenants and agrees with each of the Placement Agent and the Covered Noteholder as follows:

                          (a)     The Company will not, either prior to the
Take-Down Date or thereafter during such period as the

Prospectus would be required by law to be delivered in connection with sales of the Debentures by the Placement Agent pursuant to this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent and the Covered Noteholder within a reasonable period of time prior to the filing thereof and the Placement Agent and the Covered Noteholder shall not have objected thereto in good faith.

                          (b)     The Company will use its best efforts to
cause the Registration Statement to become effective, and will notify the Placement Agent and the Covered Noteholder promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in
Section 5(a) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company or any other communication from the Commission relating to the any of them, the Registration Statement, any amendment thereto or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                          (c)     The Company will furnish to each of the
Placement Agent, and its counsel, and to the Covered Noteholder, and its counsel, without charge, (i) two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) during the period described in
Section 5(a) hereof, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent and the Covered Noteholder may reasonably request.

                          (d)     The Company will comply with all the
provisions of any undertakings contained in the Registration Statement.

                          (e)     The Company consents to the use of the
Prospectus or any amendment or supplement thereto by the Placement Agent. If, at any time during the period described in Section 5(a) any event occurs which in the reasonable judgment of the Company or counsel to the Placement Agent, or counsel to the Covered Noteholder should be set forth in the Prospectus, as then amended or supplemented, in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or in the Registration Statement, as then amended, or supplemented, in order to make any statement therein not misleading, or if it is necessary to supplement or amend the Prospectus or the Registration Statement to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Placement Agent and the Covered Noteholder, without charge, such number of copies thereof as the Placement Agent and/or the Covered Noteholder may reasonably request.

                          (f)     Prior to the sale of the Debentures to the
Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Debentures for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                          (g)     The Company will make generally available to
holders of its securities, as soon as may be practicable a consolidated earnings statement (which need not be audited but shall be in reasonable detail) satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                          (h)     The Company will not at any time, directly or
indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Debentures to facilitate the sale or resale of any of the Debentures.

                          (i)     The Company will at all times reserve and
keep available, free from preemptive rights, out of its authorized capitalization, solely for the purpose of issuance upon conversion of the Debentures, such number of Units as shall then be issuable upon conversion of all Debentures.

                 6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Placement Agent, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Debentures, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the direct placement of the Debentures,
(4) the Trustee and any paying agent or conversion agent; and (5) the transfer agent for the Conversion Units.

                 The Company will pay (1) the fees and expenses in connection with any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (2) the costs of the registration or qualification of the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f) hereof, including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (3) fees and expenses of counsel to the Company. The Covered Noteholder shall reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses (including any escrow fees) incurred in connection with the engagement hereunder, up to a maximum of $100,000.

                 7. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

                          (a)     Notification that the Registration Statement
has become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of the Prospectus or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations shall have been made.

                          (b)     As of the Closing Date (i) no stop order
suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened, to the Company's knowledge, by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Debentures under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated, to the Company's knowledge, by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the Take-Down Date no amendment or supplement to the Registration Statement or the Prospectus shall have been filed relating to sales undertaken by the Covered Noteholder through the Placement Agent unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and (v) the Placement Agent shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company, the Chief Financial Officer or the Vice President and Controller of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                          (c)     Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Debentures to Investors at the initial public offering price.

                          (d)     Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding is reasonably expected to materially and adversely affect the business, properties, business prospects, condition

(financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                          (e)     Each of the representations and warranties of
the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

                          (f)     The Placement Agent and the Covered
Noteholder shall have received an opinion, dated the Closing Date, of Harwell, Howard, Hyne, Gabbert & Manner, P.C., counsel for the Company, to the effect that:

                                  (i)  each of the Company and its Subsidiaries
         has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business as a foreign organization and is in good standing under the laws of all other jurisdictions in which, to counsel's knowledge, the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and the Subsidiaries, taken as a whole;

                                 (ii) each of the Company and its Subsidiaries has the partnership or corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and the Company has the partnership power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

                                (iii)  the Company has an authorized
         capitalization as set forth in the Prospectus; the issued and outstanding Units have been duly authorized and validly issued and are fully paid and non- assessable; the Debentures have been duly authorized by all necessary partnership action of the Company and, when issued by the Company and authenticated by the Trustee, will be validly issued and outstanding; the Conversion Units are duly authorized and, when issued in accordance with the terms of the Debentures, will be fully paid and non-assessable; to counsel's knowledge no holders of outstanding securities of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Debentures or any Conversion Units; to such counsel's knowledge no holders of securities of the Company are entitled to have such securities registered under the Registration Statement; and there are no restrictions on the transfer of Conversion Units.

                              (iv)  the description of the Debentures, the
         Indenture and the Units included in or incorporated by reference into the Registration Statement from the 1994 10-K, insofar as such statements purport to summarize certain provisions of the Units, the Debentures or Indenture, as the case may be, provide a fair summary of such provisions;

                               (v)  the execution and delivery of this
         Agreement has been duly authorized by all necessary partnership action of the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws;

                              (vi) to such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties;

                             (vii) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

                            (viii) none of the Company, its subsidiaries or any person controlling the Company or its subsidiaries is an "investment company" within the meaning of the

         Investment Company Act, and is not required to be registered under the Investment Company Act;

                             (ix)  the statements set forth in the
         Prospectus concerning material risk factors, describing the Company's business and properties, and the Federal income tax considerations to Investors of purchasing Debentures insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

                              (x) the Registration Statement originally filed with respect to the Debentures and the Conversion Units and each amendment thereto and the Prospectus (in each case, not including the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the respective rules and regulations of the Commission thereunder;

                             (xi) the Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act, the Indenture constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms; and

                            (xii) the issuance of the Conversion Units, the compliance by the Company with the other provisions of this Agreement, the Indenture and the Debentures, and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or Blue Sky laws, or (B) to such counsel's knowledge, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its Subsidiaries.

                 Such counsel shall also state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed and, on the basis of the foregoing, that they have no reason to believe that the Registration Statement, as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdictions in which such counsel are not admitted to practice, to the extent satisfactory in form and scope to counsel for the Placement Agent, upon the opinion of local counsel. The foregoing opinion shall also state that the Placement Agent and the Trustee are justified in relying upon such opinions of local counsel, and copies of such opinions shall be delivered to the Placement Agent, the Trustee and their counsel.

                 References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

                          (g)     The Placement Agent and the Covered
Noteholder shall have received an opinion, dated the Closing Date, of Richard
F. LaRoche, Jr., General Counsel to the Company, to the effect that:

                                  (i)    no default exists, and no event has
         occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or may be affected, in any material adverse respect with regard to property, business or operations of the Company and its Subsidiaries taken as a whole;

                                 (ii) the issuance of the Conversion Units, the compliance by the Company with the other provisions of this Agreement, the Indenture and the Debentures, and the consummation of the other transactions herein contemplated do not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or the organizational or governing documents of the Company or any of the Subsidiaries;

                          (iii) no legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties;

                          (h)     On the date of the Prospectus, the
Accountants shall have furnished to the Placement Agent and the Covered Noteholder a letter, dated the date of its delivery, addressed to the Placement Agent and the Covered Noteholder and in form and substance satisfactory to the Placement Agent and the Covered Noteholder, confirming that they are independent accountants with respect to (i) the Company and its Subsidiaries as required by the Act and the Rules and Regulations and (ii) the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date each of the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

                          (i)     On each of the Take-Down Date and the Closing
Date, there shall be furnished to the Placement Agent and the Covered Noteholder a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Principal Financial and Accounting Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that:

                                  (i)  Each signer of such certificate has
         carefully examined the Registration Statement and the Prospectus and
         (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and for such certificate issued on the Closing Date, that (B) since the Take-Down Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                              (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally applicable, and are, at the time such certificate is delivered, true and correct in all material respects.

                             (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                              (iv) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of such officers' knowledge, are contemplated by the Commission.

                          (j)     As of the Closing Date, the Debentures shall
be qualified for sale in such states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                          (k)     The Company shall have furnished to the
Placement Agent and the Covered Noteholder such certificates, in addition to those specifically mentioned herein, as the Placement Agent and the Covered Noteholder may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

                          (l)     The Covered Noteholder will enter into an
agreement with the Placement Agent, subject to the Placement Agent's waiver, in the form of Attachment A hereto to the effect that it will not, directly or indirectly, offer, sell, distribute or otherwise dispose of any Debentures for a period of 90 days following a Closing with respect to $15 million or more in principal amount of the Debentures.

                 8.  Indemnification.

                          (a)     The Company shall indemnify and hold harmless
(i) the Placement Agent, the directors, officers and agents of the Placement Agent, (ii) the Covered Noteholder, the partners, officers and agents of the Covered Noteholder, and (iii) each person, if any, who controls either the Placement Agent or the Covered Noteholder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (x) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (y) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Debentures under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (z) the omission or alleged omission to state in the Registration Statement or the Prospectus or any supplement or amendment to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Debentures in the public offering to any person and is based on (1) an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement or any Prospectus; or (2) an untrue statement or omission made in reliance on and in conformity with information relating to the Covered Noteholder furnished in writing to the Company by the Covered Noteholder expressly for inclusion in the Registration Statement or the Prospectus; and provided, further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the Prospectus made available to the Placement Agent in a timely manner, such indemnity agreement shall not inure to the benefit of the Placement Agent or the Covered Noteholder if a copy of the Prospectus was not sent or given to the person making a claim against the Placement Agent or Covered Noteholder based upon such statement or omission, at or prior to the written confirmation of the sale of such Debentures. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                          (b)     The Covered Noteholder will indemnify and
hold harmless the (i) Placement Agent, the directors, officers and agents of the Placement Agent, (ii) each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,
(iii) the Company, and (iv) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Director of the Company and each officer who has signed the Registration Statement, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (x) any untrue statement or alleged untrue statement made by such Covered Noteholder in Section 4 of this Agreement, (y) any untrue statement or alleged untrue statement of any material fact contained relating to the Covered Noteholder in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (z) the omission or alleged omission to state in the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact with respect to the Covered Noteholder required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Covered Noteholder will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Debentures in the public offering to any person by the Placement Agent and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus; and provided, further, however, that such Covered Noteholder will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereto or in the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by such Covered Noteholder expressly for inclusion therein. This indemnity agreement will be in addition to any liability that such Covered Noteholder may otherwise have. The liability of such Covered Noteholder under this Section 8 shall be limited to an amount equal to the amount of proceeds received by the Covered Noteholder in the public offering of the Debentures giving rise to the losses, claims, liabilities, expenses and damages. The Company and the Covered Noteholder may agree, as among themselves and without limiting the rights of the Placement Agent under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                          (c)     The Placement Agent will indemnify and hold
harmless (i) the Company, (ii) the Covered Noteholder, the partners, officers and agents of the Covered Noteholder and (iii) each person, if any, who controls the Company or the Covered Noteholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Covered Noteholder to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have.

                          (d)     Any party that proposes to assert the right
to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, investigation claim or other proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement thereof, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party it shall notify the indemnifying party of its commencement and the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, or
(2) a conflict or potential conflict exists (based on an opinion received from counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction in any one action or group of related legal actions for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnified party shall, without the prior written consent, which shall not be reasonably withheld, of the indemnifying party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding, unless such settlement, compromise or consent includes an unconditional release of the indemnifying party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                          (e)     In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held by a court to be unavailable to an indemnified party, then the indemnified party and the indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid as a settlement) in such proportion as shall be appropriate to reflect the relative fault of the Company, the Covered Noteholder and the Placement Agent, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations. If the allocation provided thereby is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Covered Noteholder and the Placement Agent, provided, that the benefits received by the Company, the Covered Noteholder and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds form the offering (before deducting expenses) received by the Covered Noteholder and the Placement Agent as set forth on the cover page of the Prospectus bears to the fee received by the Placement Agent hereunder.
Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Covered Noteholder or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Covered Noteholder and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purpose of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                          (f)     The indemnity and contribution agreements
contained in this Section 8 and the representations and warranties of each of the Company and the Covered Noteholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent, (ii) acceptance by the Investors of any of the Debentures and payment therefor or (iii) any termination of this Agreement. Insofar as they apply to the Registration Statement and the offering (or offerings) contemplated thereby, the indemnity and contribution agreements contained herein shall be understood to supersede and replace in their entirety the indemnity and contribution agreements contained in that certain Registration Rights Agreements by and between the Company and the Covered Noteholder, dated as of May 12, 1992.

                 9.  Termination.

                                  (a)  (1) The obligations of the Placement
Agent under this Agreement may be terminated at any time after the Take-Down Date and prior to the Closing Date, by notice to the Company and the Covered Noteholder from the Placement Agent, without liability on the part of the Placement Agent to the Company or the Covered Noteholder if, prior to delivery and payment for the Debentures, in the sole judgment of the Placement Agent (i) trading in the Debentures or trading in any of the equity securities of the Company shall have been suspended by the Commission or by an exchange that lists the Debentures or the equity securities, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, (iv) any material adverse change in the financial or securities market in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Debentures on the terms and in the manner contemplated by the Prospectus.

                                  (2)  This Agreement may be terminated by the
Covered Noteholder at any time upon written notice to each of the Company and the Placement Agent prior to the Closing Date. Notwithstanding any such termination, however, but subject to Section 10 hereof, the Placement Agent shall be entitled to receive the compensation described in Section 1(a) hereof in the event that the Covered Noteholder sells, on or before a date three months from the Effective Date but in no event longer than 120 days from the date hereof, Debentures to a purchaser introduced to the Covered Noteholder by the Placement Agent.

                          (b)     The obligations of the Placement Agent under
this Agreement may be terminated by the Placement Agent at any date prior to the Effective Date, by notice to the Company and the Covered Noteholder from the Placement Agent, without liability on the part of the Placement Agent to the Company or the Covered Noteholder upon a determination, made in good faith, that the Placement Agent is not prepared to proceed with the engagement as described in this Agreement.

                          (c)     The obligations of the parties under this
Agreement shall be terminated automatically in the event that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

                 (3) Notwithstanding the provisions of subsection 9(a)(2) hereof, this Agreement may be terminated by the Covered Noteholder upon written notice given by the Covered Noteholder to each of the Company and the Placement Agent (i) following the expiration of 90 days from the date hereof, if prior to such date the Registration Statement has not been declared effective; (ii) following the expiration of 75 days from the Effective Date; provided, however, that upon the Covered Noteholder's termination in reliance upon this subsection (3), the Covered Noteholder shall remain liable for reimbursing the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses (including any escrow fees) incurred in connection with the engagement hereunder, up to a maximum of $100,000.

                 10. Privately Negotiated Sales. During the term of this Agreement, the Covered Noteholder shall have the right to sell the Notes in privately negotiated transactions; however, in the event of the consummation of any privately negotiated sale by the Covered Noteholder during the term of this Agreement, the Covered Noteholder shall pay to the Placement Agent a one-time consulting fee of $100,000 for any and all sales in any amounts. If Section 9(a)(2) applies to a privately negotiated sale pursuant to this Section 10, then the Covered Noteholder shall be liable only for payment of the compensation described in Section 9(a)(2).

                 11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 100 Vine Street, Murfreesboro, Tennessee 37130, Attention: Mr. Richard F. LaRoche, Jr. or (b) if to the Placement Agent, at the offices of Equitable Securities Corporation, 800 Nashville City Center, Nashville, Tennessee 37219, Attention:
Mr. R. Riley Sweat or (c) if to the Covered Noteholder, at the offices of The 1818 Fund, L.P., c/o Brown Brothers Harriman & Co., 59 Wall Street, New York, New York 10005, Attention: Mr. Lawrence C. Tucker. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                 12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, the Covered Noteholder and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent, the Covered Noteholder or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Debentures. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8 and 9(a)(2) hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                 13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company, the Covered Noteholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Placement Agent and the Covered Noteholder contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

                 14. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

                 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement by and among the Company, the Covered Noteholder and the Placement Agent.

                                        Very truly yours,

                                        NATIONAL HEALTHCARE L.P.


                                        NHC, INC.
                                        Managing General Partner

                                        By: _______________________
                                            Name:
                                            Title:




                                        THE 1818 FUND, L.P.

                                        By: BROWN BROTHERS HARRIMAN & CO.,
                                            GENERAL PARTNER


                                        By: _______________________
                                            Name:
                                            Title:

Confirmed as of the date first
above mentioned:


EQUITABLE SECURITIES CORPORATION


By:  __________________________
     Name:  R. Riley Sweat
     Title: Managing Director
            Investment Banking Group